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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1
              STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                            ------------------------

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
                              TO SECTION 305(B)(2)
                                     ------

                            ------------------------

                              CHASE MANHATTAN BANK
                               AND TRUST COMPANY,
                              NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                   95-4655078
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                       101 CALIFORNIA STREET SUITE #2725
                           SAN FRANCISCO, CALIFORNIA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                     94111
                                   (ZIP CODE)

                            ------------------------

                         FLEXTRONICS INTERNATIONAL LTD.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                                   SINGAPORE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      N/A
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               2090 FORTUNE DRIVE
                              SAN JOSE, CALIFORNIA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                     95131
                                   (ZIP CODE)

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                9.75% SENIOR SUBORDINATED NOTES DUE JULY 1, 2010
                        (TITLE OF INDENTURE SECURITIES)

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ITEM 1. GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C.
         Board of Governors of the Federal Reserve System, Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

     If the Obligor is an affiliate of the trustee, describe each such affiliation.

     None.

ITEM 16. LIST OF EXHIBITS.

     List below all exhibits filed as part of this statement of eligibility.

     Exhibit 1. Articles of Association of the Trustee as Now in Effect (see
                Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

     Exhibit 2. Certificate of Authority of the Trustee to Commence Business
                (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

     Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers
                (contained in Exhibit 2).

     Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

     Exhibit 5. Not Applicable

     Exhibit 6. The consent of the Trustee required by Section 321(b) of the Act
                (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

     Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     Exhibit 8. Not Applicable

     Exhibit 9. Not Applicable

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                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the twenty-second of September, 2000.

                                          CHASE MANHATTAN BANK AND TRUST
                                          COMPANY, NATIONAL ASSOCIATION

                                          By /s/ HANS H. HELLEY
                                            ------------------------------------
                                            Hans H. Helley
                                            Assistant Vice President

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EXHIBIT 7. Report of Condition of the Trustee.

CONSOLIDATED REPORT OF CONDITION OFChase Manhattan Bank and Trust Company, N.A.
                               -------------------------------------------------
                                       (Legal Title)

LOCATED AT1800 Century Park East, Ste. 400          Los
          Angeles,          CA          94111
         -----------------------------------------------------------------------
           (Street)                         (City)           (State)       (Zip)

AS OF CLOSE OF BUSINESS ONJune 30, 2000
                     -----------------------------------------------------------

                                     ASSETS

                         (DOLLAR AMOUNTS IN THOUSANDS)

1.    Cash and balances due from
      a. Noninterest-bearing balances and currency and
      coin(1,2)...................................................            3,264
      b. Interest bearing balances(3).............................                0
2.    Securities
      a. Held-to-maturity securities (from Schedule RC-B, column
      A)..........................................................                0
      b. Available-for-sale securities (from Schedule RC-B, column
      D)..........................................................            1,093
      Federal Funds sold (4) and securities purchased agreements
3.    to resell...................................................           54,750
4.    Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from Schedule
      RC-C).......................................................    143
      b. LESS: Allowance for loan and lease losses................      0
      c. LESS: Allocated transfer risk reserve....................      0
                                                                      ---
      d. Loans and leases, net of unearned income, allowance, and
      reserve (item 4.a minus 4.b and 4.c)........................              143
5.    Trading assets..............................................                0
6.    Premises and fixed assets (including capitalized leases)....              132
7.    Other real estate owned (from Schedule RC-M)................                0
      Investments in unconsolidated subsidiaries and associated
8.    companies (from Schedule RC-M)..............................                0
      Customers liability to this bank on acceptances
9.    outstanding.................................................                0
10.   Intangible assets (from Schedule RC-M)......................              848
11.   Other assets (from Schedule RC-F)...........................            2,004
                                                                             ------
12a.  TOTAL ASSETS................................................           62,234

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
                                    LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
     from Schedule RC-E).........................................            29,559
     (1) Noninterest-bearing.....................................   9,969
     (2) Interest-bearing........................................  19,590
                                                                   ------
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBF'.....................................................
     (1) Noninterest-bearing.....................................
     (2) Interest-bearing........................................
14.  Federal funds purchased (2) and securities sold under
     agreements to repurchase....................................                 0
15.  a. Demand notes issued to the U.S. Treasury.................                 0
     b. Trading liabilities......................................                 0
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less............                 0
     b. With a remaining maturity of more than one year through
     three years.................................................                 0
     c. With a remaining maturity of more than three years.......                 0
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding....                 0
19.  Subordinated notes and Debentures(3)........................                 0
20.  Other liabilities (from Schedule RC-G)......................             5,460
21.  Total liabilities (sum of items 13 through 20)..............            35,019
22.  Not applicable

                                  EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus...............                 0
24.  Common stock --.............................................               600
25.  Surplus (exclude all surplus related to preferred stock)....            12,590
26.  a. Undivided profits and capital reserves...................            14,025
     b. Net unrealized holding gains (losses) on
     available-for-sale securities...............................                 0
27.  Cumulative foreign currency translation adjustments.........
28.  a. Total equity capital (sum of items 23 through 27)........            27,215
                                                                             ------
29.  Total liabilities, equity capital, and losses deferred
     pursuant to 12 U.S.C 1823(j) (sum of items 21 and 28.c).....            62,234

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(1) includes cash items in process of collection and unposted debits.

(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b

(3) includes time certificates of deposit not held for trading.

(4) Report "term federal funds sold" in Schedule RC, item 4.a "Loans and leases, net of unearned income" and in Schedule RC-C, part 1.

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